Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                  Public Service Enterprise Group Incorporated
             (Exact name of Registrant as specified in its charter)

            New Jersey                                   22-2625848
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                                  80 Park Plaza
                                  P.O. Box 1171
                              Newark, NJ 07101-1171
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                  Public Service Enterprise Group Incorporated
                          2001 Long Term Incentive Plan
                              (Full title of plan)

                              --------------------

     Thomas M. O'Flynn                 or                 James T. Foran, Esq.
  Executive Vice President                             Associate General Counsel
 and Chief Financial Officer

                                  80 Park Plaza
                                  P.O. Box 1171
                              Newark, NJ 07101-1171
                                 (973) 430-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title             Amount            Proposed         Proposed       Amount of
Of Each to be                       Maximum          Maximum        Registration
Class of Registered                 Offering         Aggregate      Fee
Securities                          Price            Offering
to be                               Per Unit         Price
Registered                            (1)             (1)
--------------------------------------------------------------------------------

Common Stock
Without
Par value         15,000,000        43.83            657,450,000    164,363
                  Shares


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on July 25, 2001 for Common Stock without par value of Public Service Enterprise Group Incorporated, as reported in the consolidated reporting system.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

*Item 1. Plan Information

*Item 2. Registrant Information and Employee Plan Annual Information.
------------------
*  The  information  required  by  Part I of Form S-8  to be  contained  in  the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Registrant with the Securities and Exchange Commission, and are already incorporated by reference in this registration statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2001;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

     (d) Registrant's Current Report on Form 8-K, dated January 17, 1990, containing a description of Registrant's Common Stock without par value.

All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

     James T. Foran, Esq., Associate General Counsel of PSEG, has given his opinion, which is included as Exhibit 5 to this registration statement, as to whether the original issuance securities (i.e., shares of Common Stock of Registrant covered by this registration statement that were previously unissued) will be legally issued, fully paid and non-assessable. Mr. Foran is an officer of Registrant and is eligible to participate in the Public Service Enterprise Group Incorporated 2001 Long-Term Incentive Plan (the "LTIP").

Item 6. Indemnification of Directors and Officers.

     Under  Section  14A:3-5 of the New Jersey  Business  Corporation  Act,  the
Registrant:

     (1) has the power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer other than a proceeding by or in the right of the Registrant, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful:

     (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of the Registrant to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

     (3) must indemnify each of its directors and officers against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

     (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not the Registrant would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under
     (3) above, notwithstanding a prior determination by the Registrant that the director or officer has not met the applicable standard of conduct.

     Indemnification  under the statute  does not  exclude  any other  rights to
     which a director or officer may  be  entitled   under  a   certificate   of
     incorporation, by-law, or otherwise.

     Article 8, Section 1 of the Registrant Certificate of Amendment of Certificate of Incorporation provides as follows:

     1.   Indemnification:

          The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right or indemnification shall inure to the benefit of the legal representative of any such person.

          Article 8, Section 2 of the Registrant's Certificate of Amendment of Certificate of Incorporation provides as follows:

     2.   Limitation of Liability:

          To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

          The Registrant's directors and officers are insured under the policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the Registrant is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the Registrant.

Item 7. Exemption from Registrant Claimed.

        Not applicable.


Item 8. Exhibits.

        See Exhibit Index.

Item 9. Undertakings.

        (a)  The undersigned Registrant hereby undertakes:


        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1) (i) and (1) (ii) to not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;


       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)  to  remove   from   registration  by   means  of  a  post-effective
             amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark and State of New Jersey on the 31st day of July, 2001.

                  Public Service Enterprise Group Incorporated


                      By:       E. JAMES FERLAND
                      --------------------------------------
                                E. James Ferland
                        Chairman of the Board, President
                           and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Title                          Date


E.JAMES FERLAND          Chairman of the Board,                    July 31, 2001
----------------------
E. James Ferland         President and Chief Executive Officer
                         And Director (Principal Executive Officer)

THOMAS M. O'FLYNN        Executive Vice President and Chief        July 31, 2001
----------------------
Thomas M. O'Flynn        Financial Officer (Principal Financial
                         Officer)

PATRICIA A. RADO
----------------------   Vice President and Controller             July 31, 2001
Patricia A. Rado


ERNEST H. DREW
----------------------   Director                                  July 31, 2001
Ernest H. Drew


T. J. DERMOT DUNPHY
----------------------   Director                                  July 31, 2001
T.J. Dermot Dunphy


ALBERT R. GAMPER, JR.
----------------------   Director                                  July 31, 2001
Albert R. Gamper, Jr.


RAYMOND V. GILMARTIN
----------------------   Director                                  July 31, 2001
Raymond V. Gilmartin


CONRAD H. HARPER
----------------------   Director                                  July 31, 2001
Conrad K. Harper


SHIRLEY ANN JACKSON
----------------------   Director                                  July 31, 2001
Shirley Ann Jackson


MARILYN M. PFALTZ
----------------------   Director                                  July 31, 2001
Marilyn M. Pfaltz


RICHARD J. SWIFT
----------------------   Director                                  July 31, 2001
Richard J. Swift

                                INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION

4a Registrant's Certificate of Incorporation (Incorporated by reference to Exhibit 3a in registration statement of Public Service Enterprise Group Incorporated, No. 33-2935, filed January 28, 1986).

4b Registrant's By- Laws(Incorporated by reference to Exhibit 3a in the Annual Report on Form 10-K for the year ended December 31, 1987 of Public Service Enterprise Group Incorporated filed April 11, 1988, File No. 001-9120).

4c Certificate of Amendment of Registrant's Certificate of Incorporation (Incorporated by reference to Exhibit 3a in the Annual Report on Form 10-K for the year ended December 31, 1987 of Public Service Enterprise Group Incorporated filed April 11, 1988, File No. 001-9120).

4d                  The 2001 Long-Term Incentive Plan

5                   Opinion and Consent of James T. Foran, Esq.

15                  Not Applicable

23.1                Consent of Deloitte & Touche, LLP

23.2                Consent of James T. Foran, Esq. (included as part of Exhibit
                    5).

24                  Powers of Attorney